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                                                                      EXHIBIT 21


                                 VF CORPORATION
                         SUBSIDIARIES OF THE CORPORATION

Following is a listing of the significant subsidiaries of the Corporation, at January 1, 2000:


                      Name                               Jurisdiction of Organization
                      ----                               ----------------------------
Bestform, Inc.                                            Delaware
Bulwark Protective Apparel, Ltd                           Canada
The H. D. Lee Company, Inc.                               Delaware
H. H. Cutler Company                                      Michigan
JanSport, Inc.                                            Delaware
Jantzen Inc.                                              Nevada
Les Dessous Boutique Diffusion S.A.                       France
Vanity Fair, Inc.                                         Delaware
Vanity Fair Intimates, Inc.                               Alabama
Vives Vidal Vivesa, S.A.                                  Spain
VF Chile S.A. (65% owned)                                 Chile
VF Diffusion, S.A.R.L.                                    France
VF de Argentina S.A.                                      Argentina
VF do Brasil Ltda.                                        Brazil
VF Ege Soke Giyim Sanayi Ve Ticaret A.S.                  Turkey
VF Europe N.V.                                            Belgium
VF Factory Outlet, Inc.                                   Delaware
VF Germany Textil-Handels GmbH                            Germany
VF Italia, S.r.l.                                         Italy
VF (J) France, S.A.                                       France
VF Japan K.K. (70% owned)                                 Japan
VF Jeanswear, Inc.                                        Alabama
VF Knitwear, Inc.                                         Virginia
VF Lingerie (France) S.A.                                 France
VF Northern Europe Ltd.                                   United Kingdom
VF Playwear, Inc.                                         Delaware
VF Polska Sp. zo.o.                                       Poland
VF Scandinavia A/S                                        Denmark
VF Uniforms, Inc.                                         Florida
VF Workwear, Inc.                                         Delaware
Wrangler Apparel Corp.                                    Delaware
Wrangler Clothing Corp.                                   Delaware


Excludes subsidiaries which, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary. Subsidiaries are 100% owned unless otherwise indicated.